Exhibit 99.1

THIRD AMENDMENT TO FIVE-YEAR REVOLVING CREDIT FACILITY AGREEMENT

and

SECOND AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

         THIRD AMENDMENT, dated as of June 7, 2002, to the Five-Year Amended and Restated Revolving Credit Facility Agreement, dated as of February 26, 1998, as amended and restated as of February 22, 2001 (as amended, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”), among Lucent Technologies Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Salomon Smith Barney Inc., as Syndication Agent, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent (the “Administrative Agent”) for the Lenders; and

         SECOND AMENDMENT, dated as of June 7, 2002 (together with the third amendment to the Credit Agreement referred to above, this “Amendment”), to the Guarantee and Collateral Agreement, dated as of February 22, 2001 (as amended, modified or supplemented from time to time, the “Guarantee and Collateral Agreement”), made by the Borrower and certain of its subsidiaries in favor of JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Collateral Agent.

         The parties hereto hereby agree as follows:

         SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         SECTION 2. Amendment to Section 1.01 of the Credit Agreement. (a) The definition of “Consolidated Net Worth” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “or” at the end of clause (f) and substituting in lieu thereof a comma, (ii) deleting the period at the end of such definition and substituting in lieu thereof a comma and (iii) adding the following new clauses (h) and (i):

(h) any non-cash charges for establishing valuation allowances on deferred tax assets taken in accordance with Statement of Financial Accounting Standards Number 109 or (i) any non-cash charges for impairment of goodwill and other acquired intangible assets taken in accordance with Statement of Financial Accounting Standards Number 121 or 142.

         (b)  The definition of “External Sharing Basket” in Section 1.01 of the Credit Agreement is hereby amended by deleting the number “$3,500,000,000” and substituting in lieu thereof the number “$3,000,000,000”.

         (c)  The definition of “External Specified Debt” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“External Specified Debt” shall mean obligations of the Borrower or any of its Subsidiaries under or in respect of (including pursuant to Guarantees or other credit support): (a) letter of credit facilities, surety bonds, Hedging Agreements, commercial credit card programs and cash management arrangements in each case entered into in the ordinary course of business, (b) lines of credit or other credit facilities entered into by Foreign Subsidiaries, (c) Indebtedness of customers of the Borrower and its Subsidiaries (or Affiliates of such customers) in respect of vendor financings (to the extent such Indebtedness is subject to securitizations or held by third parties), (d) the synthetic lease transactions totaling $101,818,080 arranged by The Bank of Nova Scotia and The Sumitomo Bank Leasing and Finance, Inc. related to commercial property in Aurora, Colorado and Alameda, California and (e) the Participation Agreement, dated as of September 27, 2000, among the Borrower, as sponsor and servicer, Insured Special Purpose Trust, KED Funding LLC, Insured Asset Funding LLC, the investors party thereto, the APA purchasers party thereto, Citicorp North America, Inc., as program agent, Citibank, N.A., as agent and collateral agent, and Global Securitization Services, LLC, as administrator, pursuant to which, the Borrower established a program whereby it would sell vendor financings to an “Insured Special Purpose Trust” with limited recourse and the other documents entered into in connection therewith.

                           (d) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Certificate of Designations” shall mean the Certificate of Designations, filed with the Secretary of State of the State of Delaware, of 8% Redeemable Convertible Preferred Stock Setting Forth the Powers, Preferences and Rights, and the Qualifications, Limitations and Restrictions Thereof, of such Preferred Stock of Lucent Technologies Inc.

“Convertible Subordinated Debentures” shall mean (a) with respect to the Trust Preferred Securities, the 7.75% convertible subordinated debentures due 2017 of the Borrower issued pursuant to the Indenture, dated as of March 19, 2002, between the Borrower and The Bank of New York, as trustee, and (b) with respect to the Redeemable Convertible Preferred Stock, the “Convertible Subordinated Debentures” (as defined in the Certificate of Designations).

“Redeemable Convertible Preferred Stock” shall mean the 8% redeemable convertible preferred stock of the Borrower issued pursuant to the Certificate of Designations.

“Trust Preferred Offering Memorandum” shall mean the Confidential Offering Memorandum, dated March 13, 2002, with respect to the Trust Preferred Securities.

“Trust Preferred Securities” shall mean 7.75% Cumulative Convertible Trust Preferred Securities of Lucent Technologies Capital Trust I offered under the Trust Preferred Offering Memorandum.

         SECTION 3. Amendment to Section 6.01(b) of the Credit Agreement. Section 6.01(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

(b) The Borrower shall not permit Consolidated Operating EBITDA for any fiscal quarter set forth below to be less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Minimum Consolidated EBITDA

June 30, 2002	$(350,000,000.00)

September 30, 2002	$(325,000,000.00)

December 31, 2002	$(300,000,000.00)

         SECTION 4. Amendment to Section 6.03 of the Credit Agreement. (a) Section 6.03(i) of the Credit Agreement is hereby amended by (i) deleting the number “$200,000,000” and substituting in lieu thereof the number “$500,000,000” and (ii) deleting the word “and” at the end thereof.

         (b)  Section 6.03 of the Credit Agreement is hereby amended by (i) deleting the period at the end of clause (j) and substituting in lieu thereof “; and” and (ii) adding the following new clause (k) at the end thereof:

(k) the assignment or sale from time to time by the Borrower and its Domestic Subsidiaries of any accounts receivable, provided that such assignments or sales are made in connection with the compromise or collection thereof.

         SECTION 5. Amendment to Section 6.08 of the Credit Agreement. Section 6.08 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (e), (b) deleting the period at the end of clause (f) and substituting in lieu thereof a comma and (c) adding the following new clauses (g), (h) and (i) at the end thereof:

(g) the Borrower may exchange the Redeemable Convertible Preferred Stock for Convertible Subordinated Debentures as provided in the Certificate of Designations, (h) the issuer of the Trust Preferred Securities may distribute the Convertible Subordinated Debentures as described in the Trust Preferred Offering Memorandum and (i) in connection with the conversion of any Redeemable Convertible Preferred Stock, Trust Preferred Securities or Convertible Subordinated Debentures into common stock of the Borrower pursuant to the terms thereof, the Borrower may pay cash instead of issuing “fractional shares” of its common stock.

         SECTION 6. Amendment to Article VI of the Credit Agreement. The following new Section 6.15 is hereby added immediately after Section 6.14 of the Credit Agreement:

         SECTION 6.15. Optional Payments and Modifications of Certain Debt Instruments. The Borrower will not, and will not permit any of its Subsidiaries to, (a) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Convertible Subordinated Debentures or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Convertible Subordinated Debentures in a manner which in the Administrative Agent’s reasonable judgment would be materially adverse to the Lenders.

         SECTION 7. Amendment to Guarantee and Collateral Agreement. The definition of “External Specified Debt” in Section 1.1(b) of the Guarantee and Collateral Agreement is hereby amended in its entirety to read as follows:

“External Specified Debt”: obligations of the Borrower or any of its Subsidiaries under or in respect of (including pursuant to Guarantees or other credit support): (i) letter of credit facilities, surety bonds, Hedging Agreements, commercial credit card programs and cash management arrangements in each case entered into in the ordinary course of business, (ii) lines of credit or other credit facilities entered into by Foreign Subsidiaries, (iii) Vendor Financing Exposure, (iv) the synthetic lease transactions totaling $101,818,080 arranged by The Bank of Nova Scotia and The Sumitomo Bank Leasing and Finance, Inc. related to commercial property in Aurora, Colorado and Alameda, California and (v) the Participation Agreement and the documents entered into in connection therewith.

         SECTION 8. Conditions to Effectiveness. The effectiveness of this Amendment shall be conditioned upon satisfaction of the following conditions precedent (the date upon which all such conditions shall be satisfied, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of the Borrower and the Required Lenders.

(b) The Borrower shall have paid or reimbursed the Administrative Agent and the Syndication Agent for all of their out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Syndication Agent, in each case to the extent invoices therefor have been presented to the Borrower before the Amendment Effective Date.

(c) The Borrower shall have paid to the Administrative Agent, on behalf of each Lender that executes and delivers a counterpart of this Amendment on or prior to June 7, 2002, an amendment fee in an amount equal to 0.250% of each such Lender’s Commitment; provided that no such fees shall be payable unless this Amendment becomes effective.

         SECTION 9. Representations and Warranties. To induce the Administrative Agent and the Lenders parties hereto to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and all the other Lenders that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, and (b) no Default or Event of Default shall have occurred and be continuing.

         SECTION 10. Reference to and Effect on the Credit Documents. On and after the Amendment Effective Date, (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Five-Year Lucent Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby and (b) each reference in the Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Guarantee and Collateral Agreement, and each reference in the other Loan Documents to “the Guarantee and Collateral Agreement”, “thereunder”, “thereof” or words of like import referring to the Guarantee and Collateral Agreement, shall mean and be a reference to the Guarantee and Collateral Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents. Except as expressly amended herein, all of the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

         SECTION 11. Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile transmission), each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and assigns (including transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

         SECTION 12. Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

         SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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         IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Syndication Agent and the Required Lenders have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LUCENT TECHNOLOGIES INC., as the Borrower

By:

Name:

Title:

JPMORGAN CHASE BANK, as Administrative Agent and as a Lender

By:

Name:

Title:

SALOMON SMITH BARNEY INC., as Syndication Agent

By:

Name:

Title:

CITICORP USA, INC., as a Lender

By:

Name:

Title:

Name of Lender

By:

Name:

Title: